UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

NOVEMBER 2025	For Home Office Professionals Only.

Messaging FAQ

KKR Asset-Based Finance Fund (“K-ABF”)

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1.	What’s the latest on KCOP Proxy?

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On November 12, 2025, the KKR Credit Opportunities Portfolio (“KCOP” or the “Fund”) adjourned its previously scheduled special shareholder meeting. This was a procedural step to allow KKR and our proxy facilitator, Broadridge, additional time to solicit votes needed for certain proposals connected to the Fund’s conversion to KKR Asset-Based Finance Fund (“K-ABF”).

2.	When will the shareholder meeting be reconvened?

•	The meeting is set to reconvene on December 16, 2025.

3.	Why was the meeting adjourned — does this impact the conversion?

•	No — the adjournment was purely procedural. KKR remains fully committed to the Conversion, and all necessary steps are being taken to deliver on this strategic outcome for shareholders.

4.	How is the vote going so far?

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Of the votes submitted to date, we continue to see overwhelming support for the strategy change. We anticipate implementing a solution to expedite approval of the remaining proposals related to the Fund’s transition ahead of the December 16 shareholder meeting.

•	The November 12 meeting was adjourned to allow continued vote solicitation, and shortly after the December 16 meeting, we anticipate holding a procedural vote to finalize.

5.	Are any additional filings or mailings required as a result of the adjournment?

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No further filings or mailings are required as a result of the shareholder meeting adjournment. Updated filings and mailings are only required when a new record date is set — which, in this case, occurred on September 17, 2025.

•	That said, Broadridge will continue to share its customary communications with shareholders as part of its ongoing solicitation efforts.

6.	Where can shareholders find more information or vote?

•	Further information regarding the proxy and how to vote can be found in our filings at https://www.sec.gov, or online at https://kseries.kkr.com/kcop and https://www.proxyvote.com.

CONFIDENTIAL AND PROPRIETARY

Classification: Limited

NOVEMBER 2025	For Home Office Professionals Only.

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The information contained herein is strictly confidential and is for discussion purposes only and is being furnished to you at your request. By acceptance hereof, the recipient agrees to keep such information confidential and not to reproduce or disclose it to any person without the prior written consent of KKR Credit. KKR Credit currently conducts its activities through the following advisory entities: KKR Credit Advisors (US) LLC, which is authorized and regulated by the SEC, KKR Credit Advisors (Ireland) Unlimited Company, which is authorized and regulated by the Central Bank of Ireland, KKR Credit Advisors (EMEA) LLP, which is authorized and regulated by the Financial Conduct Authority and KKR Credit Advisors (Singapore) Pte. Ltd. which is authorised and regulated by the Monetary Authority of Singapore. KKR Credit is not under any obligation to update or keep current the information contained herein. Certain of the information contained herein is from third party sources. While KKR Credit generally considers such sources to be reliable, KKR Credit does not represent that such information is accurate or complete, and KKR Credit has not undertaken any independent review of such information. You are advised that (i) the information contained herein may contain material, non-public information relating to the portfolio companies of KKR Credit-sponsored private equity funds and (ii) the United States securities laws and comparable laws in other jurisdictions prohibit any persons who have material, non-public information concerning a company with registered securities from purchasing or selling securities of such company or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information. Employees of KKR Credit Advisors (US) LLC, and KKR Capital Markets LLC located in the United States are dual employees of Kohlberg Kravis Roberts & Co. L.P (together with its affiliates, “KKR”).

Copyright 2025 © Please consult www.kkr.com for further important disclosures. All rights reserved.

CONFIDENTIAL AND PROPRIETARY

Classification: Limited